Exhibit 10.2

AGREEMENT FOR CONSULTING SERVICES

THIS AGREEMENT is made effective as of the 1st day of August, 2012 (the “Effective Date”), between VIGGLE INC., with offices located at 902 Broadway, 11th Floor, New York, NY  10010 (“Viggle”), and BENJAMIN CHEN, with an address at 7040 Avenida Encinas, #104-110, Carlsbad, CA  92011 (“Consultant”).

WHEREAS:

Viggle desires consulting services in the field of computer engineering and business management (the “Field”).

Consultant has experience and expertise in the Field.

Viggle desires to contract for the services of Consultant and Consultant desires to be so contracted.

NOW THEREFORE, in consideration of the promises and the mutual covenants and obligations herein contained, the parties agree as follows:

1.           FIELD OF CONSULTATION/FAITHFUL PERFORMANCE

A.           Consultant shall provide the services in the Field and the Assignment as defined and described in EXHIBIT A to this Agreement, as executed by the parties (the “Scope of Work”), and make himself available to Viggle as Viggle may require during the term and in accordance with the provisions of this Agreement.

B.           Consultant shall perform such services as requested by Viggle hereunder faithfully and to the best of its ability to do so.  The time, place, completion date, and minimum and maximum hours of work, if applicable, shall be determined by the parties in good faith.  Consultant shall refrain from any activities that might be detrimental to the best interests of Viggle.

C.           For the purpose of this Agreement, Consultant’s services shall be provided exclusively by Benjamin Chen in accordance with the terms, covenants, and conditions of this Agreement.

D.           Notwithstanding anything contained in this Agreement, Consultant may devote such time to projects other than the services in the Field and those described in the Scope of Work, as long as Consultant faithfully and timely performs the services as required under this Agreement.

2.           DURATION OF AGREEMENT

Commencing on the Effective Date and continuing until terminated as provided herein, Consultant agrees to perform such services in the Field as may be required by Viggle.  Either party may terminate this Agreement for any reason at any time by giving five (5) days’ written notice of termination to the other party.  Upon termination, Viggle will reimburse Consultant for all authorized services performed and approved expenses incurred up to the date of termination in accordance with the terms of this Agreement.

3.           COMPENSATION

A.           Consultant shall be paid a fee for his services in the Field as set forth in Exhibit A to this Agreement.

B.           Consultant may submit for reimbursement of actual and necessary expenses incurred in connection with performance of his duties hereunder, which shall be invoiced separately with attached receipts or other documents substantiating expenditures.  Reimbursement therefor is subject to approval of the Chief Executive Officer in his sole discretion.

4.           CONFIDENTIAL INFORMATION

A.           Consultant agrees that all information, including but not limited to writings, drawings, models or oral disclosures, plans and specifications, not in the public domain, and acquired by or developed by Consultant in connection with or in performance of his work under this Agreement is or shall become the sole property of Viggle and shall be held by Consultant in strict confidence at all times and may not be published or used by Consultant or disclosed by Consultant to any person, firm or corporation unless reasonably necessary in the performance of the Services required hereunder, without first obtaining the prior written consent of Viggle, which consent Viggle may withhold in its sole discretion.

B.           Consultant may not disclose the particular terms of this Agreement to any third party, except as necessary as part of Consultant’s role in fulfilling the obligations of this Agreement.

C.           In the event of a breach or threatened breach by Consultant of the provisions of this Paragraph 4, Viggle shall be entitled to an injunction restraining Consultant from disclosing, in whole or in part, the confidential information.  Nothing herein shall be construed as prohibiting Viggle from pursuing any other remedies available to Viggle for such breach or threatened breach, including the recovery of damages from Consultant.

D.           The provisions of this Paragraph 4 shall survive termination of this Agreement.

5.           WORK FOR HIRE

Consultant and Viggle intend this to be a contract for services and each considers the products and results of the services to be rendered by Consultant (the “Deliverables”) hereunder to be a work made for hire. Consultant acknowledges and agrees that the Deliverables (and all rights therein, including, without limitation, copyright) belong to and shall be the sole and exclusive property of Viggle.  Consultant shall assign to Viggle all copyrights or compilation copyrights in the content of a Deliverable.  If for any reason a Deliverable is not considered a work made for hire under applicable law, Consultant does hereby sell, assign, and transfer to Viggle, its successors and assigns, the entire right, title and interest in (including the copyright) the Deliverable and any registrations and applications relating thereto and any renewals and extensions thereof, and in and to all works based upon, derived from, or incorporating the Deliverable, and in and to all income, royalties, damages, claims and payments now or hereafter due or payable with respect thereto, and in and to all causes of action, either in law or in equity for past, present, or future infringement based on the copyrights, and in and to all rights corresponding to the foregoing throughout the world. Prior to the date hereof, Consultant may have provided certain Deliverables to Viggle or its affiliates.  As partial consideration for this Agreement, Consultant agrees and acknowledges that any such Deliverable delivered prior to the effective date of this Agreement shall be considered a work made for hire and shall be the sole and exclusive property of Viggle or its affiliate, as determined by Viggle in is sole discretion.  If for any reason such Deliverable is not considered a work made for hire under applicable law, Consultant does hereby sell, assign, and transfer to Viggle, its successors and assigns, the entire right, title and interest in (including the copyright) such Deliverable and any registrations and applications relating thereto and any renewals and extensions thereof, and in and to all works based upon, derived from, or incorporating such Deliverable, and in and to all income, royalties, damages, claims and payments now or hereafter due or payable with respect thereto, and in and to all causes of action, either in law or in equity for past, present, or future infringement based on the copyrights, and in and to all rights corresponding to the foregoing throughout the world.  The provisions of this Paragraph 5 shall survive termination of this Agreement.  Notwithstanding anything to the contrary contained in this Paragraph 5, Consultant shall not be required to transfer to Viggle any work product in which the rights are held by an unaffiliated third party.

6.           WARRANTY

A.           Consultant hereby represents and warrants to Viggle that Consultant (a) has the experience and skill to perform the services required to be performed by Consultant hereunder and (b) shall comply with all applicable federal, state, and local laws, including, but not limited to, all professional licensing and registration (both corporate and individual) as applicable for all required basic disciplines.

B.           Notwithstanding anything contained in Section 6.A. above, Consultant does not make any representations or warranties, express or implied, in respect of the specific services to be provided by the Consultant, other than to apply his experience and skill in good faith.

7.           ASSIGNMENT

This Agreement is for the personal services of Consultant and may not be assigned by Consultant, nor shall it be assignable by operation of law.  Viggle may assign this agreement to any of its affiliates or successors.

8.           NOTICE

Any and all notices, demands, consents, approvals, requests, or other communications which any party may desire or be required to give under this Agreement shall be by personal delivery, facsimile, by overnight courier, by prepaid certified mail, or by electronic mail (if receipt is confirmed by the recipient or recipient’s electronic mail system) to the other party at its address below or such other address as each party may designate to the other by providing a notice. A notice sent in compliance with the provisions of this Section 8 shall be deemed delivered two business days after dispatch except in the case of certified mail, in which case it shall be deemed delivered five business days after mailing.

To Viggle:                             Attn:  Chief Executive Officer
Viggle Inc.
902 Broadway
11th Floor
New York, NY  10010

To Consultant:                     Benjamin Chen
                                                7040 Avenida Encinas
                                                #104-110
                                                Carlsbad, CA  92011

9.           PROMOTION

Consultant shall not acquire any right under this Agreement to use and shall not use, the name “Viggle” or any other trademark of Viggle or any of its affiliates, in any advertising, publicity, or promotion; nor shall Consultant express or imply any endorsement by Viggle of Consultant’s services or in any other manner whatsoever (whether or not similar to the uses herein above specifically prohibited).

10.           NO AGENCY OR EMPLOYMENT

A.           Consultant recognizes that it is engaged by Viggle as an independent contractor and that Viggle will have no responsibility to provide insurance or other fringe benefits normally associated with employee status, Consultant hereby agreeing to make its own arrangements for any of such benefits as it may desire and to indemnify and hold Viggle harmless from any and all liabilities or costs related thereto.  Consultant is not granted any right or authority to execute any agreements or documents that assume or create any obligation or liability, express or implied, on Viggle’s behalf, but may interface and negotiate on behalf of Viggle in any manner reasonably necessary for Consultant to perform the Services hereunder with any third party regarding Viggle or any of its affiliates.  Notwithstanding anything in this Agreement to the contrary, nothing herein shall be construed or interpreted to create or constitute a partnership or joint venture between Consultant and Viggle.

B.           Consultant shall not delegate the performance of its services or any other obligation under this Agreement without the prior express written consent of Viggle.  In the event of such agreed delegation, Consultant shall continue to be liable with respect to the performance of the services and all other obligations for liabilities assumed by its hereunder and hereby guarantees satisfactory performance of the services and this Agreement by its delegate.

C.           Consultant will determine the method, details and means of providing and performing services under this Agreement.

11.           INDEMNIFICATION

A.           The Consultant shall not be liable to Viggle or its affiliates, directors, officers, employees or agents for any losses sustained or liabilities incurred as a result of any act or omission taken or suffered by the Consultant in performing the services, except to the extent that such losses or liabilities resulted from the Consultant’s gross negligence or intentional misconduct, and in such case, the maximum liability of the Consultant shall be limited to the fees paid to the Consultant hereunder.

B.           IN NO EVENT WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, MULTIPLE, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND, WHETHER BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), WARRANTY, GUARANTEE, PRODUCT LIABILITY OR STRICT LIABILITY OR ANY OTHER LEGAL OR EQUITABLE GROUNDS, EVEN IF SUCH PARTY HAS BEEN ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.  IN NO EVENT WILL A PARTY BE LIABLE TO THE OTHER FOR ANY REPRESENTATION OR WARRANTY MADE TO ANY THIRD PARTY BY THE OTHER PARTY.

C.           To the fullest extent permitted by law, Viggle hereby agrees to defend, indemnify and hold harmless the Consultant (the “Indemnified Party”) from and against any losses, damages, claims, liabilities, expenses (including costs of investigation and attorneys’ fees and disbursements), judgments, fines, settlements and other amounts, of any nature whatsoever, known or unknown, liquidated or unliquidated (collectively, “Losses”) arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnified Party may be involved, or threatened to be involved as a party or otherwise, relating to the services or the performance or nonperformance of any act relating to the activities of the Consultant hereunder, except to the extent that such Losses are determined by a court of competent jurisdiction in a final judgment not subject to appeal to have resulted from the Indemnified Party’s gross negligence or intentional misconduct.

D.           In the case of any claim asserted by a third party against an Indemnified Party for which indemnification is or may be sought, written notice shall be given by the Indemnified Party to Viggle promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit Viggle (at Viggle’s expense) to assume the defense of any claim or any litigation resulting therefrom, provided, that (i) counsel for Viggle who will conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, and (ii) the failure of any Indemnified Party to give notice as provided herein shall not relieve Viggle of its indemnification obligation under this Agreement except to the extent that Viggle is prejudiced as a result of such failure to give notice.  Should Viggle elect to assume the defense of such claim, Viggle shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided that the Indemnified Party shall be entitled to engage a single separate counsel at Viggle’s expense if counsel to the Indemnified Party shall have advised the Indemnified Party that representation by Viggle is inappropriate due to actual or potential conflicts of interests between Viggle and the Indemnified Party.  Except with the prior written consent of the Indemnified Party, Viggle shall not, in the defense of any such claim or litigation, consent to entry of any judgment or enter into any settlement that provides for injunctive or other non-monetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.  In the event that Viggle does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand at the expense of Viggle; provided that the Indemnified Party shall not, without Viggle’s prior written consent (which shall not be unreasonably withheld, delayed or conditioned), settle or agree to pay in full such claim or demand of which indemnification is or may be sought hereunder.  In any event, Viggle and the Indemnified Party shall cooperate in the defense of any claim or litigation subject to this Section 11.D. and the records of each shall be available to the other with respect to such defense.

12.           GOVERNING LAW/DISPUTE RESOLUTION

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles.  Jurisdiction and venue over the parties in any action arising out of or in any way connected with this Agreement is properly in any court of competent jurisdiction in New York, New York.  If either party employs attorneys to prosecute or defend any such action, the prevailing party shall be entitled to recover reasonable attorney’s fees.

13.           ENTIRE AGREEMENT

This Agreement represents the entire agreement between Viggle and Consultant and supersedes all prior negotiations, representations or agreements either written or oral, with respect to its subject matter.  This Agreement may be amended or its provisions waived only by written instrument signed by both Viggle and Consultant.

14.           NO THIRD PARTY BENEFICIARIES

This Agreement is made solely and specifically between and for the benefit of the parties hereto, and their respective successors and assigns, and no other person whatsoever shall have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

15.           ARBITRATION

Any controversy or claim arising out of, or relating to, this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.  The arbitration proceedings shall be conducted in New York, New York. Viggle on the one hand and Consultant on the other hand shall select an arbitrator from a list provided by the American Arbitration Association that is mutually satisfactory to them.  If the parties are unable to agree on an arbitrator, Viggle and Consultant shall each choose an arbitrator from a list provided by the American Arbitration Association. The two arbitrators so selected shall then select a third arbitrator mutually satisfactory to them from the list provided by the American Arbitration Association.  The single arbitrator so selected by the aforesaid procedure shall hear the dispute and decide it.  The award of the arbitrator shall be binding and final on all parties.  Any and all legal, accounting and other costs and expenses incurred by the prevailing party shall be borne by the non-prevailing party.  This Agreement shall be governed by and construed under and pursuant to the laws of the State of New York applicable to contracts made and to be performed entirely within such State without regard to the conflicts of laws principles of such State.  Subject to the terms of this subsection, any and all litigation concerning any dispute arising under or in connection with this Agreement shall be filed and maintained only in a state or federal courts located in New York, New York.

16.           NON-INTERFERENCE

If and to the extent that there is any dispute which is to be resolved pursuant to this agreement under the provisions of Paragraph 15 of this Agreement, Consultant shall continue in the diligent performance of its obligation and duties hereunder and shall not interfere with or otherwise hinder Viggle from undertaking any act with respect to the Property, including any task Consultant is to perform hereunder, as set forth in the Scope of Work, if it fails to do so.

18.           FACSIMILE AND COUNTERPART SIGNATURES

Facsimile and counterpart signatures hereon shall be deemed original for all purposes.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

“Viggle”		“Consultant”

VIGGLE ENTERTAINMENT INC.,
a Delaware corporation

By:		By:
Its:			Benjamin Chen
Date:	September 11, 2012	Date:	September 11, 2012

EXHIBIT A
SCOPE OF WORK

I.	ASSIGNMENT

Consultant shall provide services to the Company relating to management of the Company’s business and oversight of the Company’s engineering department, in cooperation with and in a manner acceptable to the Chief Executive Officer of Viggle in his sole and absolute discretion.  Consultant shall serve as an officer of the Company in the Office of the Chairman.  The Company and the Consultant acknowledge that Consultant is a Director of the Company and that this Agreement does not relate to his services as a Director, but only to Consultant’s services as an officer.

II.	FEE STRUCTURE

a.           Fee:  Commencing with the Effective Date of this Agreement, Consultant shall earn a monthly fee, in arrears, of Thirty-Seven Thousand Five Hundred Dollars ($37,500.00) per month.  Two-thirds (2/3) of this amount shall be paid in monthly installments, with the first monthly installment paid September 1, 2012, and each successive monthly installment payment paid thirty (30) days thereafter.  The remaining one-thirds (1/3) shall be paid on January 15, 2013.  To the extent this Agreement is terminated in any month, the monthly fee shall be pro-rated on a per diem basis.

b.	Equity Grants:

i.           At the Effective Date of this Agreement, Consultant shall receive a grant of options to purchase Six Hundred Thousand (600,000) shares of Company common stock, Three Hundred Thousand (300,000) of which shall fully vest on the date of grant, and Three Hundred Thousand (300,000) of which shall fully vest six months after such grant if this Agreement has not been terminated prior thereto, subject, however, to earlier vesting as set forth in (ii) below if this Agreement has not been terminated prior to the Target Price being achieved.

ii.           If the closing price of the Company’s common stock is Three Dollars ($3.00) or greater (herein the “Target Price”, subject to adjustment for stock dividends, subdivisions, reclassifications, recapitalizations and other similar events affecting all of the shares of Company common stock) for twenty (20) consecutive trading days during which the average reported sales trading volume per day on any national exchange or the OTC Bulletin Board exceeds Seven Thousand Five Hundred (7,500) shares, then all options for the Company common stock granted shall vest immediately.

iii.           Any options which vest hereunder shall be exercisable for five (5) years after vesting.

c.           Reimbursable Expenses:  Upon approval of the Company’s Chief Executive Officer, Consultant shall be reimbursed for travel and other expenses related to the services.

IN WITNESS WHEREOF, the parties have caused this Statement of Work to be duly executed as of the day and year written below.

“Viggle”		“Consultant”

VIGGLE ENTERTAINMENT INC.,
a Delaware corporation

By:		By:
Name:	Robert F.X. Sillerman	Name:	Benjamin Chen
Title:	Executive Chairman and Chief
	Executive Officer	Date:	September 11, 2012
Date:	September 11, 2012